Exhibit 32.1

Certification

Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

with Respect to the Annual Report on Form 10-K

for the Year Ended December 31, 2024

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), Michael Buhle, Chief Executive Officer of Aspira Women’s Health Inc., a Delaware corporation (the “Company”), and James Crawford, Vice President of Finance of the Company, each hereby certifies, to the best of her and his knowledge, that:

1.	The Company’s annual report on Form 10-K for the year ended December 31, 2024, to which this Certification is attached as Exhibit 32.1 (the “Form 10-K”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 27, 2025	/s/ Michael Buhle
Michael Buhle Chief Executive Officer (Principal Executive Officer)

Date: March 27, 2025	/s/ James Crawford
James Crawford Vice President of Finance (Principal Financial Officer and Principal Accounting Officer)

The certification set forth above is being furnished as an Exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Form 10-K/A or as a separate disclosure document of the Company or the certifying officers.